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July 29, 2021

PG&E Corporation Reports Second-Quarter 2021 Financial Results

•Recorded GAAP earnings were $0.18 per share for the second quarter of 2021, compared to losses of $3.73 per share for the same period in 2020.
•Non-GAAP core earnings were $0.27 per share for the second quarter of 2021, compared to $1.03 per share for the same period in 2020.
•2021 EPS guidance adjusted for GAAP earnings to a range of $0.01 to $0.15 and reaffirmed non-GAAP core earnings of $0.95 to $1.05 per share.

SAN FRANCISCO — PG&E Corporation (NYSE: PCG) recorded second-quarter 2021 income available for common shareholders of $397 million, or $0.18 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with losses attributable to common shareholders of $1,972 million, or $3.73 per share, for the second quarter of 2020.

GAAP results include non-core items that management does not consider representative of ongoing earnings, which totaled $178 million after tax, or $0.08 per share, for the quarter. These results were primarily driven by costs related to the amortization of wildfire insurance fund contributions under Assembly Bill (AB) 1054, investigation remedies, PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11), 2019-2020 wildfire-related costs, and prior period net regulatory recoveries.

“Every day, we are doing the right work to reduce risk, improve our operations, and strengthen our financial health,” said Patti Poppe, CEO of PG&E Corporation. “Our five-year roadmap includes key system enhancements, safety improvements, and customer-oriented solutions that support PG&E’s triple-bottom-line focus on people, the planet, and California’s prosperity.”

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $575 million, or $0.27 per share, in the second quarter of 2021, compared with $542 million, or $1.03 per share, during the same period in 2020.

The decrease in quarter-over-quarter non-GAAP core earnings per share was primarily driven by the increase in shares outstanding, unrecoverable interest expense, the timing of taxes, and the timing of nuclear refueling outages, partially offset by the growth in rate base earnings and wildfire mitigation costs above authorized.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

2021 Guidance

PG&E Corporation is adjusting 2021 GAAP earnings guidance to a range of $0.01 to $0.15 per share, which includes non-core items. PG&E Corporation is adjusting 2021 non-core items guidance to a range of $1.9 billion to $2.0 billion after tax, reflecting bankruptcy and legal costs, the amortization of wildfire insurance fund contributions, 2019-2020 wildfire-related costs, investigation remedies, and prior period net regulatory recoveries, partially offset by the rate neutral securitization inception impact.

On a non-GAAP basis, the guidance range for projected 2021 core earnings is reaffirmed at $0.95 to $1.05 per share. Factors driving non-GAAP core earnings include net below the line and spend above authorized of up to $100 million after tax and unrecoverable interest expense of $300 million to $325 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, rate neutral securitization, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on July 29, 2021, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its second quarter 2021 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Second Quarter 2021 Earnings Call

When: Thursday, July 29, 2021 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived through August 5, 2021 at http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through August 5, 2021, by dialing (800) 585-8367. International callers may dial (416) 621-4642. For both domestic and international callers, the confirmation code 8244484 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the CPUC and the Federal Energy Regulatory Commission (FERC) at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com. In this press release, they are together referred to as “PG&E.”

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to earnings guidance for 2021. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2020, their most recent quarterly report on Form 10-Q for the quarter ended June 30, 2021, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and PG&E undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2021	2020	2021	2020
Operating Revenues
Electric	$3,951	$3,435	$7,346	$6,475
Natural gas	1,264	1,098	2,585	2,364
Total operating revenues	5,215	4,533	9,931	8,839
Operating Expenses
Cost of electricity	847	759	1,437	1,304
Cost of natural gas	187	134	494	418
Operating and maintenance	2,583	2,141	4,919	4,108
Wildfire-related claims, net of insurance recoveries	(5)	170	167	170
Wildfire Fund expense	118	173	237	173
Depreciation, amortization, and decommissioning	851	874	1,739	1,729
Total operating expenses	4,581	4,251	8,993	7,902
Operating Income	634	282	938	937
Interest income	15	12	17	28
Interest expense	(398)	(199)	(806)	(453)
Other income, net	128	100	255	197
Reorganization items, net	(11)	(1,624)	(11)	(1,800)
Income (Loss) Before Income Taxes	368	(1,429)	393	(1,091)
Income tax provision (benefit)	(33)	539	(131)	503
Net Income (Loss)	401	(1,968)	524	(1,594)
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income (Loss) Attributable to Common Shareholders	$397	$(1,972)	$517	$(1,601)
Weighted Average Common Shares Outstanding, Basic	1,985	529	1,985	529
Weighted Average Common Shares Outstanding, Diluted	2,146	529	2,146	529
Net Income (Loss) Per Common Share, Basic	$0.20	$(3.73)	$0.26	$(3.03)
Net Income (Loss) Per Common Share, Diluted	$0.18	$(3.73)	$0.24	$(3.03)

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Second Quarter, 2021 vs. 2020
(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2021	2020	2021	2020	2021	2020	2021	2020
PG&E Corporation's Earnings on a GAAP basis	$397	$(1,972)	$0.18	$(3.73)	$517	$(1,601)	$0.24	$(3.03)
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	85	125	0.04	0.24	171	125	0.08	0.24
Investigation remedies (3)	50	45	0.02	0.08	78	73	0.04	0.14
Bankruptcy and legal costs (4)	40	2,275	0.02	4.30	72	2,452	0.03	4.64
2019-2020 wildfire-related costs, net of insurance (5)	3	148	—	0.28	136	148	0.06	0.28
Prior period net regulatory recoveries (6)	—	(78)	—	(0.15)	88	(78)	0.04	(0.15)
PG&E Corporation’s Non-GAAP Core Earnings (7)	$575	$542	$0.27	$1.03	$1,062	$1,119	$0.50	$2.11

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2021 and 2020, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) The Utility recorded costs of $118 million (before the tax impact of $33 million) and $237 million (before the tax impact of $66 million) during the three and six months ended June 30, 2021, respectively, associated with the amortization of Wildfire Fund contributions related to Assembly Bill ("AB") 1054.

(3) The Utility recorded costs of $60 million (before the tax impact of $11 million) and $97 million (before the tax impact of $19 million) during the three and six months ended June 30, 2021, respectively, associated with investigation remedies. This includes $24 million (before the tax impact of $6 million) and $48 million (before the tax impact of $13 million) during the three and six months ended June 30, 2021, respectively, related to the Order Instituting Investigation ("OII") into the 2017 Northern California Wildfires and 2018 Camp Fire (the "Wildfires OII") settlement, as modified by the Decision Different dated April 20, 2020. The Utility also recorded an incremental charge of $20 million (before the tax impact of $1 million) during the three and six months ended June 30, 2021, associated with the May 26, 2021 Presiding Officer's Decision for the Public Safety Power Shutoff (PSPS) Order to Show Cause for the Fall 2019 PSPS events. The Utility also incurred restoration and rebuild costs of $9 million (before the tax impact of $3 million) and $14 million (before the tax impact of $4 million) during the three and six months ended June 30, 2021, respectively, associated with the town of Paradise (2018 Camp Fire). The Utility also recorded costs of $8 million (before the tax impact of $0.1 million) and $15 million (before the tax impact of $0.4 million) during the three and six months ended June 30, 2021, respectively, for system enhancements related to the Locate and Mark OII.

(in millions, pre-tax)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Wildfire OII disallowance and system enhancements	$24	$48
Incremental PSPS charge	20	20
Paradise restoration and rebuild	9	14
Locate and Mark OII system enhancements	8	15
Investigation remedies	$60	$97

(4) PG&E Corporation and the Utility recorded costs of $54 million (before the tax impact of $14 million) and $98 million (before the tax impact of $26 million) during the three and six months ended June 30, 2021, respectively, associated with bankruptcy and legal costs. This includes $34 million (before the tax impact of $10 million) and $72 million (before the tax impact of $20 million) during the three and six months ended June 30, 2021, respectively, related to exit financing costs. PG&E Corporation and the Utility also incurred legal and other costs of $19 million (before the tax impact of $4 million) and $26 million (before the tax impact of $6 million) during the three and six months ended June 30, 2021, respectively.

(in millions, pre-tax)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Exit financing	$34	$72
Legal and other costs	19	26
Bankruptcy and legal costs	$54	$98

(5) The Utility incurred costs, net of probable insurance recoveries, of $4 million (before the tax impact of $1 million) and $189 million (before the tax impact of $53 million) during the three and six months ended June 30, 2021, respectively, associated with the 2019-2020 wildfires. This includes accrued charges for third-party claims of $175 million (before the tax impact of $49 million) during the six months ended June 30, 2021, related to the 2019 Kincade fire, and $75 million (before the tax impact of $21 million) and $100 million (before the tax impact of $28 million) during the three and six months ended June 30, 2021, respectively, related to the 2020 Zogg fire. In addition, the Utility also incurred costs of $6 million (before the tax impact of $2 million) during the six months ended June 30, 2021, for clean-up and repair costs related to the 2020 Zogg fire. The Utility also incurred costs of $6 million (before the tax impact of $2 million) and $9 million (before the tax impact of $3 million) during the three and six months ended June 30, 2021, respectively, for legal and other costs related to the 2019 Kincade fire, as well as $3 million (before the tax impact of $1 million) and $7 million (before the tax impact of $2 million) during the three and six months ended June 30, 2021, respectively, related to the 2020 Zogg fire. These costs were partially offset by probable insurance recoveries of $80 million (before the tax impact of $22 million) and $108 million (before the tax impact of $30 million) during the three and six months ended June 30, 2021, respectively, related to the 2020 Zogg fire.

(in millions, pre-tax)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
2019 Kincade fire-related costs
Third-party claims	$—	$175
Legal and other costs	6	9
2020 Zogg fire-related costs, net of insurance
Third-party claims	75	100
Utility clean-up and repairs	—	6
Legal and other costs	3	7
Insurance recoveries	(80)	(108)
2019-2020 wildfire-related costs, net of insurance	$4	$189

(6) The Utility incurred $122 million (before the tax impact of $34 million) during the six months ended June 30, 2021, associated with prior period net regulatory recoveries, reflecting the impact of the April 15, 2021 FERC order denying the Utility's request for rehearing on the Transmission Owner ("TO") 18, which rejected the Utility's direct assignment of common plant to FERC, and impacted TO revenues recorded through December 31, 2020.

(7) "Non-GAAP core earnings" is a non-GAAP financial measure. See Exhibit H: Use of Non-GAAP Financial Measures.

PG&E Corporation's 2021 Earnings Guidance

	2021
EPS Guidance	Low		High
Estimated Earnings on a GAAP basis		$0.01		$0.15
Estimated Non-Core Items: (1)
Bankruptcy and legal costs (2)	~	0.69	~	0.66
Amortization of Wildfire Fund contribution (3)	~	0.16	~	0.16
2019-2020 wildfire-related costs (4)	~	0.07	~	0.07
Investigation remedies (5)	~	0.06	~	0.06
Prior period net regulatory recoveries(6)	~	0.03	~	0.03
Net securitization impact (7)	~	(0.07)	~	(0.07)
Estimated EPS on a non-GAAP Core Earnings basis	~	$0.95	~	$1.05

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2021, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit H: Use of Non-GAAP Financial Measures.

(2) “Bankruptcy and legal costs" consists of reversal of the tax benefit recorded for shares transferred to the Fire Victim Trust, exit financing costs including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $72 million and $47 million, respectively.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Fire Victim Trust grantor trust benefit	~	$1,300	~	$1,300
Exit financing	~	135	~	95
Legal and other costs	~	120	~	70
Bankruptcy and legal costs	~	$1,555	~	$1,465

(3) "Amortization of Wildfire Fund contribution” represents the amortization of Wildfire Fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $130 million.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$465	~	$465

(4) “2019-2020 wildfire-related costs" includes third-party claims and legal and other costs associated with the 2019 Kincade fire, and utility clean-up and repairs costs associated with the 2020 Zogg fire. The total offsetting tax impact for the low and high non-core guidance range is $60 million and $55 million, respectively.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire-related costs
Third-party claims	~	$175	~	$175
Legal and other costs	~	30	~	10
2020 Zogg fire-related costs
Utility clean-up and repairs	~	10	~	10
2019-2020 wildfire-related costs	~	$215	~	$195

(5) “Investigation remedies" includes costs related to the Wildfire OII Decision Different, Paradise restoration and rebuild, the Locate and Mark OII system enhancements, and the incremental PSPS charge associated with the May 26, 2021 Presiding Officer's Decision for the Public Safety Power Shutoff (PSPS) Order to Show Cause for the Fall 2019 PSPS events. The total offsetting tax impact for the low and high non-core guidance range is $18 million.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Wildfire OII disallowance and system enhancements	~	$80	~	$80
Paradise restoration and rebuild	~	25	~	25
Locate and Mark OII system enhancements	~	25	~	25
Incremental PSPS charge	~	20	~	20
Investigation remedies	~	$150	~	$150

(6) “Prior period net regulatory recoveries" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case, offset by the impact of the April 15, 2021 FERC order denying the Utility's request for rehearing on the TO18, which rejected the Utility's direct assignment of common plant to FERC, and impacted TO revenues recorded through December 31, 2020. The total offsetting tax impact for the low and high non-core guidance range is $21 million.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(45)	~	$(45)
TO18 FERC ruling impact	~	120	~	120
Prior period net regulatory recoveries	~	$75	~	$75

(7) “Net securitization inception impact" represents the impact upon inception of rate neutral securitization and reflects the difference between the securitization regulatory asset and the regulatory liability associated with the revenue credits funded by up-front shareholder contributions and the Net Operating Loss monetization. This reflects the assumption that the CPUC will authorize the securitization of $7.5 billion of wildfire-related claims that is designed to be rate neutral on average to customers based on the final decision issued April 22, 2021. The total offsetting tax impact for the low and high non-core guidance range is $59 million.

		2021
(in millions, pre-tax)	Low guidance range		High guidance range
Net securitization inception impact	~	$(210)	~	$(210)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended June 30, 2021.

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of Non-GAAP Core EPS for the years 2022-2025, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.
Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.